UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 16, 2021

American Water Works Company, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number: 001-34028

Delaware	51-0063696
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)
1 Water Street
Camden, NJ 08102-1658
(Address of principal executive offices, including zip code)
(856) 955-4001
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common stock, par value $0.01 per share	AWK	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.    Other Events.
On December 16, 2021, the New York State Department of Public Service (“NYSDPS”) issued an order adopting, in all material respects, the terms of the Joint Proposal filed on November 3, 2021 in the NYSDPS acquisition proceeding with respect to the previously disclosed Stock Purchase Agreement, dated November 20, 2019, by and among American Water Works Company, Inc. (the “Company”), the Company’s New York subsidiary, and Liberty Utilities (Eastern Water Holdings) Corp. (“Liberty”), an indirect, wholly owned subsidiary of Algonquin Power & Utilities Corp. (the “Stock Purchase Agreement”), pursuant to which Liberty has agreed to purchase all of the capital stock of the Company’s New York subsidiary (the “Stock Purchase”). The NYSDPS also authorized the Stock Purchase and the transfer of all of the outstanding capital stock of the Company’s New York subsidiary to Liberty. The NYSDPS approval of the Joint Proposal and the authorization of the Stock Purchase and transfer satisfies the final significant remaining condition to the completion of the Stock Purchase. Consequently, the Company intends to complete the transaction on or about January 1, 2022.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN WATER WORKS COMPANY, INC.

Dated:	December 16, 2021	By:	/s/ M. SUSAN HARDWICK
M. Susan Hardwick
Interim Chief Executive Officer, Executive Vice President and Chief Financial Officer

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